RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT is entered into as of January 19, 2022, by and among Salient MF Trust, Forward Funds Trust and Salient Midstream & MLP Fund, each a statutory trust organized under the laws of Delaware, on behalf of itself or its separate series listed on Schedule A, severally and not jointly (each, an “Acquiring Fund”), and Global X Funds, a statutory trust organized under the laws of the State of Delaware (“Global X Funds”), on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, each Acquiring Fund and each Acquired Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Funds may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;

[WHEREAS, the Acquiring Fund, Forward Funds Trust, and the Acquired Funds have entered into a Participation Agreement dated July 29, 2013, which is hereby terminated and superseded by this agreement;]

NOW THEREFORE, in accordance with the Rule, the Acquiring Fund[s] and the Acquired Fund[s] desire to set forth the following terms pursuant to which the Acquiring Fund[s] may invest in the Acquired Fund[s] in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agrees as follows:

(i) The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(ii) Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representations of the Acquiring Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to an investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

(b) Any investment adviser within the meaning of Section 2(a)(20)(A) or (B) of the 1940 Act to an Acquiring Fund will be registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(c) The members of an Acquiring Fund’s Advisory Group (as such term is defined in the Rule) will not control (individually or in the aggregate) an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act. The members of an Acquiring Fund’s Sub-Advisory Group (as such term is defined in the Rule), if any, will not control (individually or in the aggregate) an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act.

If, as a result of a decrease in the outstanding voting securities of an Acquired Fund, an Acquiring Fund’s Advisory Group or an Acquiring Fund’s Sub-Advisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of an Acquired Fund, the Acquiring Fund will vote its shares of the Acquired Fund in the same proportion as the vote of all other holders of the Acquired Fund’s shares. Notwithstanding the foregoing, none of the foregoing provisions of this paragraph (c) shall apply to an Acquiring Fund Sub-Advisory Group with respect to an Acquired Fund for which the Acquiring Fund Sub-Adviser or a person controlling, controlled by or under common control with the Acquiring Fund Sub-Adviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act.

(d) Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right to reject any direct purchase of Creation Units by an Acquiring Fund.

3.	Representations of the Acquired Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	Indemnification.

The Acquiring Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Acquired Funds and Global X Funds, including any of their principals, trustees, officers, employees and agents (“Global X Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Funds and/or Global X Funds, including any Global X Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquiring Fund’s summary prospectus, prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto (other than information received from Global X Funds or Global X Agents) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) a material breach by such Acquiring Fund of any provision of this Agreement. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims, provided that no Acquiring Fund shall be liable for indemnifying any Acquired Fund or Acquired Fund Agent for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquired Fund to such Acquiring Fund pursuant to the terms of this Agreement, or resulting from violationscaused by the Acquired Fund, the Acquired Fund’s Agent or any Acquired Fund Sub- Adviser.

The Acquired Funds, severally and not jointly, agree to hold harmless, indemnify and defend an Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquiring Fund Agents”), against and from any Claims asserted against the Acquiring Fund, including any Acquiring Fund Agents, to the extent such Claims result from (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquired Fund’s summary prospectus, prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto (other than information received from Acquiring Funds or Acquiring Fund Agents) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) a material breach by the Acquired Fund of any provision of this Agreement. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims, provided that no Acquired Fund shall be liable for indemnifying any Acquiring Fund or Acquiring Fund Agent for any Claims resulting from violations that occur as a result of incomplete or inaccurate information provided by the Acquiring Fund to such Acquired Fund pursuant to the terms of this Agreement, or resulting from violations caused by the Acquiring Fund, the Acquiring Fund’s Agent or any Acquiring Fund Sub- Adviser.

5.	Materials.

To the extent an Acquiring Fund refers to one or more Acquired Funds in any prospectus, statement of additional information or otherwise, each Acquiring Fund agrees to:

(a) Refer to such Acquired Funds with their full name as, for example, the “Global X [    ] ETF”; and

(b) Include, other than in the financial statements of the Acquiring Fund when the Acquired Fund or in any other location when the Acquired Fund is listed as a holding, the following notice within reasonable proximity to the reference to such Acquired Fund:

None of Global X Management Company LLC, SEI Investments Distribution Company, Global X Funds or the Global X [    ] ETF make any representations regarding the advisability of investing in [Name of Acquiring Fund].

6.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the terms of the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by notice to the other party).

If to the Acquiring Fund:

Tom Dusenberry

c/o Salient

4265 San Felipe, 8th Floor

Houston, TX 77027

Fax:

Email: dl-fundaccounting@salientpartners.com

With a copy to:

Paul Bachtold

Attn: Compliance Dept.

4265 San Felipe, 8th Floor

Houston, TX 77027

Fax:

Email: pbachtold@salientpartners.com

If to an Acquired Fund:

Global X Funds

Attn: Luis Berruga

605 Third Ave., 43rd Floor

New York, New York 10158

Telephone: (646) 757-5400

Facsimile: (646) 514-5968

Email: legalnotices@globalxetfs.com

7.	Addition of New Funds

Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional Acquired Funds may be created from time to time. The Acquiring Funds and Global X Funds agree that in the event an Acquiring Fund invests in an Acquired Fund that is created after the date of this Agreement, such investment shall be governed by the terms of this Agreement and such Acquired Fund shall be deemed to be added to Schedule B as of the date of the initial investment in such Acquired Fund.

Schedule A lists the Acquiring Funds in existence as of the date of this Agreement. Additional Acquiring Funds may be created from time to time. The Acquiring Funds and Global X Funds agree that additional Acquiring Funds may be added to this Agreement by notifying Global X Funds in accordance with Paragraph 6 of this Agreement of the additional Acquiring Funds. Any such Acquiring Fund added pursuant to this provision shall be deemed to be added to Schedule A as of the date of the receipt of such notice by Global X Funds.

8.	Termination; Governing Law; Amendment.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of this Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 8(b).

(b) This Agreement shall continue until terminated in writing by either party (either in its entirety or with respect to one or more Acquired Funds or Acquiring Funds) upon 60 days’ notice to the other party; provided, however, that the provisions of Section 4 shall survive the termination of this Agreement. Upon termination of this Agreement (either in its entirety or with respect to specific funds), an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other.

(d) This Agreement will be governed by Delaware law without regard to choice of law principles.

(e) In any action involving an Acquired Fund under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that is/are involved in the matter in controversy and not to any other series of the Global X Funds.

(f) In any action involving an Acquiring Fund under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that is/are involved in the matter in controversy and not to any other Acquiring Funds.

(g) This Agreement may be amended or modified by a written document signed by an authorized representative of each party and delivered in accordance with Section 6 of this Agreement.

9.	Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations.

(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which separately shall be deemed an original, but all of which together constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary.

(c) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Salient MF Trust, Forward Funds Trust and Salient Midstream & MLP Fund

on behalf of itself and/or each of its series listed on Schedule A, severally and not jointly,

/s/ Kristen Bayazitoglu
Name: Kristen Bayazitoglu
Title: Secretary

Global X Funds on behalf of each of its series listed on Schedule B, severally and not jointly,

/s/ Susan Lively
Name: Susan Lively
Title: General Counsel

SCHEDULE A

List of Acquiring Funds

Salient MF Trust

Salient MLP & Energy Infrastructure Fund

Salient Tactical Plus Fund

Forward Funds

Salient Select Income Fund

Salient Global Real Estate Fund

Salient Tactical Growth Fund

Salient Midstream & MLP Fund

A-1

SCHEDULE B

List of Acquired Funds

Global X MSCI China Consumer Discretionary ETF	Global X Robotics & Artificial Intelligence ETF

Global X MSCI China Energy ETF	Global X MSCI SuperDividend EAFE ETF

Global X MSCI China Financials ETF	Global X Founder-Run Companies ETF

Global X MSCI China Industrials ETF	Global X U.S. Infrastructure Development ETF

Global X MSCI China Materials ETF	Global X U.S. Preferred ETF

Global X Copper Miners ETF	Global X Autonomous & Electric Vehicles ETF

Global X MSCI Greece ETF	Global X Artificial Intelligence & Technology ETF

Global X MSCI Portugal ETF	Global X S&P 500 Quality Dividend ETF

Global X Gold Explorers ETF	Global X Adaptive US Factor ETF

Global X Lithium & Battery Tech ETF	Global X E-commerce ETF

Global X MLP & Energy Infrastructure ETF	Global X MSCI China Consumer Staples ETF

Global X MLP ETF	Global X MSCI China Health Care ETF

Global X MSCI Argentina ETF	Global X MSCI China Information Technology ETF

Global X MSCI Colombia ETF	Global X MSCI China Real Estate ETF

Global X MSCI Nigeria ETF	Global X MSCI China Utilities ETF

Global X MSCI Norway ETF	Global X Nasdaq 100 Covered Call ETF

Global X MSCI Pakistan ETF	Global X S&P 500 Covered Call ETF

Global X MSCI China Communication Services ETF	Global X DAX Germany ETF

Global X MSCI Next Emerging & Frontier ETF	Global X Genomics & Biotechnology ETF

Global X Silver Miners ETF	Global X Cloud Computing ETF

Global X Social Media ETF	Global X Cannabis ETF

Global X FTSE Southeast Asia ETF	Global X Cybersecurity ETF

Global X MSCI SuperDividend EmergingMarkets ETF	Global X Video Games & Esports ETF

Global X SuperDividend ETF	Global X Emerging Markets Bond ETF

Global X SuperDividend REIT ETF	Global X Variable Rate Preferred ETF

Global X SuperDividend U.S. ETF	Global X S&P Catholic Values Developed ex- U.S. ETF

Global X SuperIncome Preferred ETF	Global X Education ETF

Global X Uranium ETF	Global X Telemedicine & Digital Health ETF

Global X Guru Index ETF	Global X China Biotech Innovation ETF

Global X NASDAQ 100 Covered Call & Growth ETF

B-1

Global X Renewable Energy Producers ETF	Global X S&P 500 Covered Call & Growth ETF

Global X S&P 500® Catholic Values ETF	Global X CleanTech ETF

Global X Millennial Consumer ETF	Global X Data Center REITs & Digital Infrastructure ETF

Global X Health & Wellness ETF	Global X Emerging Markets Internet & E-commerce ETF

Global X Aging Population ETF	Global X Adaptive U.S. Risk Management ETF

Global X Conscious Companies ETF	Global X China Innovation ETF

Global X FinTech ETF	Global X Clean Water ETF

Global X Internet of Things ETF	Global X Hydrogen ETF

Global X AgTech & Food Innovation ETF	Global X NASDAQ 100 Tail Risk ETF

Global X Blockchain ETF	Global X NASDAQ 100 Risk Managed Income ETF

Global X S&P 500 Risk Managed Income ETF	Global X NASDAQ 100 Collar 95-110 ETF

Global X Solar ETF	Global X S&P 500 Tail Risk ETF

Global X Wind Energy ETF	Global X S&P 500 Collar 95-110 ETF

Global X MSCI Vietnam ETF

B-2